Exhibit 21

Subsidiaries of the Registrant

3CI Complete Compliance Corporation, a Delaware corporation

American Medical Disposal, Inc., an Oklahoma corporation

BFI Medical Waste, Inc., a Delaware corporation

Biowaste Management Corp., a New York corporation

Bridgeview, Inc., a Pennsylvania corporation

East Coast Medical Waste, Inc., a New Jersey corporation

Enviromed, Inc., a South Carolina corporation

Environmental Health Systems, Inc., a Nebraska corporation

Five Star Waste, Inc., a Florida corporation

Habitat Ecologico, S.A. (Argentina)

Ionization Research Co., Inc., a California corporation

Iowa Medical Waste Reduction Center, Inc., an Iowa corporation

Medam B.A. S.R.L. (Argentina)

Medam S.A. de C.V, a Mexican corporation

Med-Tech Environmental, Inc., a Delaware corporation

Med-Tech Environmental (MA), Inc., a Delaware corporation

Micro-Med Industries, Inc., a Florida corporation

Micro-Med of Georgia, Inc., a Georgia corporation

Micro-Med of North Carolina, Inc., a North Carolina corporation

Micro-Med of Tennessee, Inc., a Tennessee corporation

Nicklin Associates, Inc., a New York corporation

Sanford Motors, Inc., a Pennsylvania corporation

Scherer Laboratories, Inc., a Texas corporation

SDR Holding Corp., a Florida corporation

SDR NNC, Inc., a Delaware corporation

SMI East Coast Medical Waste, Inc., a Pennsylvania corporation

Stericycle Direct Return, Inc., a Florida corporation

Stericycle, Inc., a New Brunswick (Canada) corporation

Stericycle International, LLC, a Delaware limited liability company

Stericycle International, Ltd., an English company

Stericycle of Washington, Inc., a Washington corporation

Stericycle of Puerto Rico, Inc., a Puerto Rico corporation

Stericycle Ireland, Ltd., an Irish corporation

Stroud Properties, Inc., a Delaware corporation

Techen Safety, Inc., an Illinois corporation

Universal Rx Solutions of Delaware, Inc., a Delaware corporation

Universal Rx Solutions of Georgia, Inc., a Georgia corporation

Universal Rx Solutions of New Jersey, Inc., a New Jersey corporation

Universal Solutions International, Inc., a North Carolina corporation

Universal Solutions of North Carolina, Inc., a North Carolina corporation

USI of NJ, L.P., a New Jersey limited partnership

White Rose Environmental Limited, an English company